    As filed with the Securities and Exchange Commission on August 23, 1996
                                                   Registration No. 333-________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               OLYMPIC STEEL, INC.
             (Exact name of registrant as specified in its charter)

             OHIO                                                34-1245650
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                               5080 Richmond Road
                           Bedford Heights, Ohio 44146
                    (Address of principal executive offices)

                               OLYMPIC STEEL, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

                                Michael D. Siegal
                      President and Chief Executive Officer
                               Olympic Steel, Inc.
                               5080 Richmond Road
                           Bedford Heights, Ohio 44146
          (Name, address, and telephone number, including area code, of agent for service)

                             -----------------------



                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                          Proposed             Proposed
           Title of                                        maximum              maximum
          securities                Amount                offering             aggregate              Amount of
             to be                   to be                price per            offering             registration
          registered              registered                share                price                   fee
- -------------------------------------------------------------------------------------------------------------------
         Common Stock,          450,000 shs.(1)         $23.875(2)           $10,743,750(2)         $3,704.77(2)
       without par value

- -------------------------------------------------------------------------------------------------------------------

(1)  Maximum number of shares available for purchase under the Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference: Olympic Steel, Inc. (the "Registrant") Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 filed pursuant to Section 13(a) of the 1934 Act and the Registrant's Statement on Form 8-A filed with the SEC on January 31, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

        Not Applicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Marc H. Morgenstern, a principal of the law firm of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A., is the Secretary of the Registrant and is the trustee of various trusts for the benefit of the President's and the Chief Financial Officer's children that owns 230,000 shares of Common Stock. In addition, certain attorneys in the law firm own shares of Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under certain circumstances provided in Article V of the Registrant's Code of Regulations and subject to Section 1701.13 of the Ohio General Corporation Law (which sets forth conditions and limitations governing the indemnification of officers, directors and other persons), the Registrant will indemnify any director or officer or any former director or officer of the Registrant against losses, damages, or liabilities reasonably incurred by such director or officer by reason of the fact that he is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The Registrant maintains liability insurance for all of its directors and officers. This insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

Item 7. EXCEPTION FROM REGISTRATION CLAIMED

        Not applicable

Item 8. EXHIBITS

     The Exhibits to the Registration Statement are listed in the Exhibit Index on page 5 of this Registration Statement.

Item 9. UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 23rd day of August, 1996.

August 23, 1996                        OLYMPIC STEEL, INC.

                                       By: /s/ R. Louis Schneeberger
                                          -------------------------------------
                                          R. Louis Schneeberger
                                          Chief Financial Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

August 23, 1996                       *___________________________________
                                      Michael D. Siegal
                                      President, Chairman of the Board and Chief
                                      Executive Officer

August 23, 1996                       /s/ R. Louis Schneeberger
                                      -------------------------------------
                                      R. Louis Schneeberger
                                      Chief Financial Officer and Director

August 23, 1996                       *____________________________________
                                      David A. Wolfort
                                      Chief Operating Officer and Director

August 23, 1996                       *____________________________________
                                      Bruce S. Adelstein
                                      Vice President - Operations and Director

August 23, 1996                       *___________________________________
                                      Richard T. Marabito
                                      Treasurer and Corporate Controller
                                      (Principal Accounting Officer)

August 23, 1996                       *___________________________________
                                      Martin H. Elrad, Director

August 23, 1996                       *____________________________________
                                      Thomas M. Forman, Director

August 23, 1996                       *____________________________________
                                      Janice M. Margheret, Director

* The undersigned, by signing his or her name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to the Powers of Attorney executed by the above-named Officers and Directors of the Registrant and which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.

By:  /s/ R. Louis Schneeberger                                  August 23, 1996
   ------------------------------------------
     R. Louis Schneeberger, Attorney-in-Fact

                               OLYMPIC STEEL, INC.

                                INDEX TO EXHIBITS

EXHIBIT                       DESCRIPTION
5.1                           Opinion of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A., as to the
                              legality of Common Stock being registered

23.1                          Consent of Arthur Andersen LLP

23.2                          Consent of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A. (included in Exhibit 5.1)

24.1                          Directors and Officers Powers of Attorney